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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

               -----------------------------------

                            FORM 8-K
                         CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) September 21, 1994
                                                 ------------------



                  MERCANTILE BANCORPORATION INC.
      ------------------------------------------------------
      (Exact name of Registrant as specified in its charter)


    Missouri                  1-11792               43-0951744
- -----------------         ---------------       -------------------
(State or other            (Commission           (I.R.S. Employer
jurisdiction of             File Number)          Identification
organization)                                         Number)


 P.O. Box 524, St. Louis, Missouri                       63166-0524
- -----------------------------------------               ------------
(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including
  area code                                          (314) 425-2525
                                                     ---------------


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ITEM 5.  OTHER EVENTS
- ------   ------------

          Description of Terms of Proposed Agreement with Central Mortgage Bancshares, Inc. On September 21, 1994, Mercantile Bancorporation Inc. ("MBI") and Central Mortgage Bancshares, Inc., a Missouri corporation ("Central Mortgage"), entered into an Agreement and Plan of Merger (the "Merger Agreement") whereby Central Mortgage will be merged into Ameribanc, Inc., a wholly owned subsidiary of MBI (the "Merger").

          Under the terms of the Merger Agreement, Central Mortgage shareholders will receive 0.5970 of a share of MBI common stock, par value $5.00 per share ("MBI Common Stock") for each share of Central Mortgage common stock, par value $1.00 per share ("Central Mortgage Common Stock").

          Central Mortgage is a multi-bank holding company based in Kansas City, Missouri which owns all of the outstanding capital stock of four state banks with 17 offices in western Missouri, and a mortgage banking unit based in Springfield, Missouri. At June 30, 1994, Central Mortgage reported approximately $629 million in total assets.

          Immediately after executing the Merger Agreement, MBI and Central Mortgage entered into an Investment Agreement (the "Investment Agreement") pursuant to which Central Mortgage granted MBI an option (the "Option") to purchase, under certain circumstances and subject to certain adjustment, up to 736,667 authorized and unissued shares of Central Mortgage Common Stock, at a price of $18.50 per share, payable in cash. The Option, which, if exercised, would equal 19.9% of the outstanding Central Mortgage Common Stock before giving effect to the exercise of the Option, was granted as a condition of and in consideration for MBI's entering into the Merger Agreement. Under certain circumstances, Central Mortgage may be required or permitted to repurchase the Option granted by it or the shares of Central Mortgage Common Stock acquired pursuant to the exercise of the Option.

          Consummation of the Merger is subject to certain conditions, including: (i) receipt of the approval of two-thirds of the holders of Central Mortgage Common Stock of the Merger Agreement and the Merger as required under Missouri law and the charter documents of Central Mortgage; (ii) receipt of the approval of the Federal Reserve Board and various other federal and state regulatory authorities; (iii) registration of the shares of MBI Common Stock to be issued in the Merger under the Securities Act of 1933, as amended, and all applicable state securities laws; (iv) receipt of an opinion of counsel as to the tax-free nature of certain aspects of the Merger; (v) receipt of an opinion of MBI's independent accountants as to the qualification of the Merger for pooling-of-interests accounting treatment; and (vi) satisfaction of certain other conditions.



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          The Merger Agreement and the Merger will be submitted
for approval at a meeting of the shareholders of Central Mortgage. Prior to the shareholders' meeting, MBI will file a registration statement with the SEC in order to register the shares of MBI Common Stock to be issued in the Merger under the Securities Act of 1933, as amended. Such shares of MBI Common Stock will be offered to Central Mortgage shareholders pursuant to a prospectus that will also serve as the proxy statement for the Central Mortgage shareholders' meeting. Prior to the record date for the shareholders' meeting, all outstanding shares of Series A preferred stock, $10.00 par value, of Central Mortgage will have been either redeemed or converted into Central Mortgage Common Stock.




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                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                   MERCANTILE BANCORPORATION INC.


Dated:  October 3, 1994    By /s/Jon W. Bilstrom
                              ------------------------------------
                                 Jon W. Bilstrom
                                      General Counsel and
                                        Secretary



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
                          EXHIBIT INDEX

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Exhibit No.    Description                               Page No.
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

   99          Press Release, dated September 21,
               1994, by MBI

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